UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2024 (August 25, 2024)

ZERIFY, INC.
(Exact Name of Registrant as Specified in its Charter)

Wyoming	000-55012	22-3827597
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1090 King Georges Post Road, Suite 603, Edison NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 237-2931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Agreement.

On August 25, 2024, Zerify, Inc., a Wyoming corporation (the “Company”), entered into letter agreement (the “SIM Tech Agreement”), with SIM Tech Licensing, LLC (“SIM Tech”), the wholly-owned subsidiary of Sauvegarder Investment Management, Inc. focused on the monetization and enforcement of intellectual property, pursuant to which SIM Tech is to act as the Company’s worldwide intellectual property licensing agent for the Company’s intellectual property and is to provide the services relating to the acquisition, sale, licensing, commercialization, monetization, enforcement, prosecution and settlement with respect to the Company’s intellectual property. In general terms, after being reimbursed for costs advanced (plus a fifteen percent (15%) interest factor) and for any amounts due under any future litigation and funding agreement, SIM Tech is entitled to be paid forty percent (40%) of gross consideration received by the Company from the efforts of SIM Tech. The SIM Tech Agreement terminates one year after the last-to-expire of the Company’s patents included in the Company’s intellectual property or earlier by mutual consent, upon a breach by either the Company or SIM Tech or by the Company if it fails to receive bona fide proposals that have or would have resulted, or may result, in at least $5 million in gross consideration being received by the Company.

As further consideration for its entering into the SIM Tech Agreement, the Company agreed to issue an option (the “Option”) to SIM Tech prior to December 15, 2024, which would allow SIM Tech to purchase up to five percent (5%) of the then-outstanding shares of Company common stock. The exercise price of the Option is to be the same as issued to the Company’s key officers in connection with an amended employee incentive plan and is to vest (i) fifty percent (50%) upon the Company realizing Three Million Dollars ($3,000,000) in Gross Consideration from Monetization Events pursuant to the SIM Tech Agreement and (ii) fifty percent (50%) upon the Company realizing Ten Million Dollars ($10,000,000) in Gross Consideration from Monetization Events pursuant to the SIM Tech Agreement.

The foregoing description of the SIM Tech Agreement is qualified in its entirety by the full text of the SIM Tech Agreement, which is filed as Exhibit 10.1 to, and incorporated by reference in, this Current Report. Terms used, but not defined, herein shall have the meaning ascribed to such term in the SIM Tech Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

In August 2024, the Company agreed to issue the Option, pursuant to the SIM Tech Agreement. The issuance of the Option to SIM Tech will be made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to only one person, the lack of any general solicitation or advertising in connection with such issuance, that the issuee is an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that the issuee acquired the Option for its own account and without a view to distribute such security.

Item 7.01 Regulation FD Disclosure.

On August 28, 2024, the Company intends to post an announcement regarding the SIM Tech Agreement on X(Twitter), LinkedIn and Facebook.

The foregoing description of the Company’s intended social media posts is qualified in its entirety by the full texts thereof, which is filed as Exhibit 99.1 to, and incorporated by reference in, this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1*	Letter Agreement between the Company and SIM Tech Licensing, LLC

99.1*	Social Media Postings of the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

_________

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ZERIFY, INC.

DATE: August 28, 2024

By:	/s/ Mark L. Kay
Mark L. Kay
Chief Executive Officer

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